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                                                                    EXHIBIT 10.5

                                    FORM OF
                           USR STOCKHOLDER AGREEMENT

    THIS USR STOCKHOLDER AGREEMENT is made and entered into as of February 26, 1997 by and between 3Com Corporation, a California corporation ("3Com"), and the undersigned stockholder ("Stockholder") of U.S. Robotics Corporation, a Delaware corporation ("USR"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

    A. 3Com and USR have entered into that certain Agreement and Plan of Merger, dated as of February 26, 1997 (the "Merger Agreement"), pursuant to which TR Acquisitions Corporation, a Delaware corporation and a wholly-owned subsidiary of 3Com ("Sub"), will merge with and into USR (the "Merger"), with USR surviving the Merger and becoming a wholly-owned subsidiary of 3Com;

    B. Pursuant to the Merger, at the Effective Time, outstanding shares of USR Common Stock, including any USR Common Stock owned by Stockholder, will be converted into the right to receive shares of 3Com Common Stock;

    C. It will be a condition to the effectiveness of the Merger that (i) legal counsel to USR and 3Com will have delivered their respective opinions to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the independent accounting firms that audit the annual financial statements of USR and 3Com will have delivered their respective opinions to the effect that the Merger will be accounted for as a pooling of interests;

    D. The execution and delivery of this Stockholder Agreement by Stockholder is a material inducement to 3Com to enter into the Merger Agreement; and

    E. Stockholder has been advised that Stockholder may be deemed to be an "affiliate" of USR, as such term is used (i) for purposes of paragraphs (c) and
(d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Stockholder that Stockholder is in fact an affiliate of USR.

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

    1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges and understands that the representations, warranties and covenants made by Stockholder set forth herein will be relied upon by 3Com, USR, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Stockholder Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Stockholder has deemed appropriate in connection with the execution of this Stockholder Agreement.

    2.  COMPLIANCE WITH RULE 145 AND THE ACT.

        (a) Stockholder has been advised that (i) the issuance of shares of 3Com Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by 3Com on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective

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    registration statement under the Act or an appropriate exemption from registration, and (ii) Stockholder may be deemed to be an affiliate of USR. Stockholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of 3Com Common Stock issued to Stockholder in the Merger unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Stockholder delivers to 3Com a written opinion of counsel, in form and substance reasonably acceptable to 3Com, to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

        (b) 3Com will give stop transfer instructions to its transfer agent with respect to any 3Com Common Stock received by Stockholder pursuant to the Merger, and there will be placed on the certificates representing such 3Com Common Stock, or any substitutions therefor, legends stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A BUSINESS COMBINATION WHICH IS BEING ACCOUNTED FOR AS A POOLING OF INTERESTS, IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE TRANSFERRED UNTIL SUCH TIME AS 3COM SHALL HAVE PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS WITH USR."

    and

       "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE STOCKHOLDER AGREEMENT DATED AS OF FEBRUARY 26, 1997 BETWEEN THE HOLDER OF THIS CERTIFICATE AND 3COM, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF 3COM OR FURNISHED BY 3COM TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and 3Com shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Stockholder delivers to 3Com (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to 3Com, to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

    3.  COVENANTS RELATED TO POOLING OF INTERESTS.

        (a) During the period beginning on the date 30 days prior to the Closing Date (as defined in the Merger Agreement) and ending on the day after 3Com has published (within the meaning of Accounting Series Release No. 135) financial results covering at least thirty (30) days of combined operations of 3Com and USR (the "Restricted Period"), Stockholder will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to (i) any

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    shares of USR Common Stock or 3Com Common Stock owned by Stockholder or (ii)
    any shares of 3Com Common Stock received by Stockholder in connection with the Merger.

        (b) Notwithstanding anything to the contrary contained in Section 3(a), Stockholder will be permitted, during the Restricted Period, (i) to sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have or having the effect, directly or indirectly, of reducing its risk relative to any shares of USR Common Stock or 3Com Common Stock received by Stockholder in connection with the Merger (a "Transfer") equal to the lesser of (A) ten percent (10%) of the USR Common Stock, or equivalent post-Merger 3Com Common Stock, owned by Stockholder and (B) Stockholder's pro rata portion of one percent (1%) of the total number of outstanding shares of USR Common Stock, or equivalent post-Merger 3Com Common Stock, owned by Stockholder and all other stockholders of USR (in each of clause (A) and clause (B) above as measured as of the date of such Transfer and subject to confirmation of such calculation by 3Com), and (ii) to make bona fide charitable contributions or gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities for the period specified in Section 3.

    4.  MISCELLANEOUS.

        (a) This Stockholder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

        (b) This Stockholder Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

        (c) This Stockholder Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, applicable to agreements made and preformed wholly within such state. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Stockholder Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to Stockholder c/o USR at 8100 North McCormick Boulevard, Skokie, Illinois 60076, Attention: George Vinyard, or to 3Com at 5400 Bayfront Plaza, Santa Clara, California 95052-8145, Attention: Mark Michael, shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Stockholder Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Stockholder Agreement shall be deemed valid and enforceable to the extent possible.

        (d) If a court of competent jurisdiction determines that any provision of this Stockholder Agreement is not enforceable or enforceable only if limited in time and/or scope, this Stockholder Agreement shall continue in full force and effect with such provision stricken or so limited.

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        (e) Counsel to and accountants for the parties to the Merger Agreement shall be entitled to rely upon this Stockholder Agreement as needed.

        (f) This Stockholder Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

        (g) Notwithstanding any other provision contained herein, this Stockholder Agreement and all obligations hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

        (h) From and after the Effective Time of the Merger and as long as is necessary in order to permit Stockholder to sell 3Com Common Stock held by Stockholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, 3Com will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding 3Com in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Securities Act.

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    IN WITNESS WHEREOF, this USR Stockholder Agreement is executed as of the date first shown above.

                                          3COM CORPORATION,
                                          a California corporation
                                    By:_________________________________________

                                          STOCKHOLDER
                                    By:_________________________________________
                                          Name of
                                          Stockholder:_________________________
                                          Name of Signatory
                                          (if different from name of
                                          Stockholder):

                                          --------------------------------------
                                          Title of Signatory
                                          (if
                                       applicable):_____________________________
                                          Number of Shares Owned:____________

                                          Number of Shares Issuable upon
                                          Exercise of Stock Options:____________

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